                                                                   EXHIBIT 10.10

                         CYPRESS COMMUNICATIONS, INC.

                  Series B Preferred and Series B-1 Preferred

                           Stock Purchase Agreement

     This Series B Preferred and Series B-1 Preferred Stock Purchase Agreement (the "Agreement") is entered into as of September 30, 1998, by and among CYPRESS COMMUNICATIONS, INC., a Delaware corporation, and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

     In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement to Sell and Purchase

          1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series B Preferred Stock and Series B-1 Preferred Stock (collectively, the "Shares") having the rights, preferences, privileges and restrictions set forth in the Amended & Restated Certificate of Designation of the Company, attached hereto as Exhibit B (the "Certificate").

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of eight dollars ($8.00) per Share.


     2.   Closing, Delivery and Payment

     The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on September 30, 1998, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

     3.   Representations and Warranties of the Company

          The Company hereby represents and warrants to each Purchaser as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Second Amended and Restated Stockholders Agreement attached hereto as Exhibit C (the "Stockholders Agreement"), to issue and sell the Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and to carry out the other provisions of this Agreement and the Stockholders Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

          3.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) Four Million Five Hundred Seventy Six Thousand Four Hundred Sixty Three and .58 (4,576,463.58) shares of Common Stock, Five Hundred Eighty Five Thousand Nine Hundred Eight and .46 (585,980.46) shares of which are issued and outstanding, and (ii) Three Million Seven Hundred Three Thousand Five Hundred Sixty Six (3,703,566) shares of Preferred Stock, of which One Million Two Hundred Eleven Thousand One Hundred Forty (1,211,140) are designated as Series A Preferred Stock (the "Series A Preferred"), all of which are issued and outstanding, One Million Nine Hundred Twelve Thousand Eight Hundred Thirteen (1,912,813) are designated as Series B Preferred Stock (the "Series B Preferred"), none of which is issued and outstanding, and Five Hundred Seventy-Nine Thousand Six Hundred Thirteen (579,613) are designated as Series B-1 Preferred Stock (the "Series B-1 Preferred"), none of which is issued and outstanding. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in the Stockholders Agreement, there are no outstanding options, warrants or other rights to purchase from the Company any of its securities, other than options to purchase 866,530.12 shares of the Company's Common Stock previously granted or reserved for grant to certain key employees, directors and consultants of the Company whose names are set forth on the Schedule of Existing Options attached hereto as Schedule 3.2.
          ------------

          3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and under the Stockholders Agreement and for the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Series B Preferred, will be validly issued, fully paid and nonassessable. This Agreement and the Stockholders Agreement have been duly executed by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

          3.4  Consents and Approvals. Except as set forth on Schedule 3.4, no
                                                              ------------
filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby.

          3.5  No Violations. Except as set forth on Schedule 3.5, the execution
                                                     ------------
and delivery of this Agreement and the Stockholders Agreement and the performance by the Company of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of the Company and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound.

          3.6 Financial Statements; Interim Changes. The Company's audited balance sheet as of December 31, 1997, audited statements of operations and cash flows for the period ended December 31, 1997, unaudited balance sheet as of July 31, 1998 (the "Latest Balance Sheet") and unaudited statements of income and cash flows of the Company for the period ended July 31, 1998 delivered to the Purchasers in connection with the investment contemplated hereby (copies of which have been furnished to the Purchasers) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (subject to, in the case of unaudited statements, normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the pro forma financial position and the results of operations of the Company for the period covered thereby. The Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or prospects of the Company.

          3.7 Compliance with Laws. The Company's business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Company.

          3.8 Proprietary Rights. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, and except as set forth on Schedule 3.8, the Company is not aware of any basis for the foregoing.
         ------------

          3.9 Actions Pending. There is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

          3.10 Material Contracts. Except as set forth on Schedule 3.10 attached
                                                          -------------
hereto, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting contract, (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders (other than the Stockholders Agreement), (iv) any agreement evidencing or providing for any indebtedness for borrowed money, or (v) any other agreement that could reasonably be deemed material to the Company.

          3.11 Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has never been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code). From time to time, upon request of any Purchaser, the Company shall make a determination as to its status as a United States real property holding corporation ("USRPHC"). If at any time in the future the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

          3.12 Unrelated Business Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income. This Section 3.12 shall not be deemed to apply to (i) any compensation (in cash, stock or other form) received by designees of the Purchasers in their capacities as directors of the Company that is transferred to the Purchasers, or (ii) any income included under Section 512(b)(4) of the Code as a result of acquisition indebtedness incurred by any Purchaser in connection with the purchase of an interest in the Company, or
(iii) any income derived by the Purchasers from the Company with respect to which the Purchasers have expressly waived in writing the application of the provision of this Section 3.12, or (iv) any income derived by the Purchasers pursuant to the reimbursement of expenses pursuant to Section 6.9 hereof.

          3.13 Qualified Small Business. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its best efforts to cause the shares to qualify as Qualified Small Business Stock.

     4    Representation And Warranties Of The Purchasers

     Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

          4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

          4.2 Investment Representations. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under any state securities act or the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in applicable state securities acts and the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                (a) Purchaser Bears Economic Risk. Such Purchaser and, in the case of Building Communications LLC and Tenant Communications, Inc. either alone or through their respective members, shareholders, managers, directors or officers, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Purchaser is capable of evaluating the merits and risks of its or his investment in the Company and has the capacity to protect its or his own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose. Such Purchaser can bear the economic risk of losing its entire investment in the Company.

                (b) Acquisition for Own Account. Such Purchaser is acquiring the shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their resale or distribution in violation of applicable securities laws.

                    (c) Purchaser Can Protect Its or His Interest. Such Purchaser represents that, by reason of Purchaser's or of its management's business or financial experience, such Purchaser has the capacity to protect its or his own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

                    (d) Individual Purchaser Consideration. To the extent Purchaser is an individual:

                         (i) Such Purchaser has discussed the suitability of the investment in the Company for its particular tax and financial situation with its legal, tax, and financial advisors to the extent Purchaser deems appropriate, and has neither received nor relied upon any advice of any person or persons acting for or on behalf of the Company. All information which Purchaser has provided to the Company concerning itself and its financial position is currently correct and complete.

                         (ii) Such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its investment in the Shares and Conversion Shares will not cause this overall commitment to become excessive.

                         (iii) Such Purchaser has adequate means of providing for its current needs and personal contingencies and has no need for the Shares or Conversion Shares to be liquid.

                         (iv) Such Purchaser is purchasing the Shares for the purpose of deriving an economic profit without regard to tax benefits.

                    (e) Accredited Investor. Such Purchaser represents that Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

                    (f) Company Information. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Purchaser has had an adequate opportunity to inspect and copy all material documents relating to the Company, and to obtain any additional information that is necessary to verify the accuracy of the information the Purchaser has received. Purchaser has not received any information from nor has Purchaser relied upon the name or reputation of any law firm or accounting firm that the Company or any persons acting on its behalf may have mentioned as being involved in this sale or as being the Company's legal counsel or accounting firm.

               (g) Rule 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (h) Risks. Such Purchaser acknowledges that an investment in the Company involves many risks, and understands all of the risk factors related to an investment in the Company, including, but not limited to the following:

                    (i) The Company was recently formed and does not have a significant operating history upon which an evaluation of the Company's performance could be based. There can be no assurance that the Company's operations will be profitable or that the Company will be able to sell its products and services. The likelihood of success of the Company is speculative, and the Purchaser is familiar with the many problems, difficulties, complications and delays frequently encountered in the operation and development of early stage and expanding businesses.

                    (ii) Additional proceeds will be required to finance the activities of the Company. The Company will need financing for operations and marketing. No arrangements have been made to secure such financing, and there can be no assurance that such additional financing will be available when required or on terms acceptable to the Company.

                    (iii) The telecommunications industry has been characterized by steady technological change, frequent new service introductions and evolving industry standards. The Company's success will depend in part on its ability to anticipate such changes and to offer responsive services on a timely basis. Further, although the trend has been toward decreases in the cost of equipment, there is no assurance that this trend will continue, or that the Company will be able to respond successfully to such changes.

                    (iv) The telecommunications industry is highly regulated. Certain aspects of the Company's plan may require authorization from the Federal Communications Commission ("FCC") and applicable state public service commissions. This involves both obtaining the required authorizations and complying with the on-going requirements imposed on carriers, such as filing a tariff. No assurances can be given that there will be no opposition to the Company's applications or that the necessary authorizations (other than any such authorization necessary to continue the current business operations of the Company) will be granted. Additional expenses (such as legal and accounting fees) will be involved in attempting to obtain and in maintaining these authorizations and in complying with the accounting reporting and administrative regulations imposed by the FCC and the state commissions. The cost for access to local service could change significantly as deregulation of the local loop progresses and carriers other than the existing local exchange carriers are authorized to provide local service.

               (v) The Company competes with a number of competitors with significantly greater financial resources than the Company.

               (vi) The Company's success will be related to the real estate cycle, in particular, to construction and leasing activity.

               (vii) The Company's operations will depend upon contractual arrangements with local exchange and long distance carriers. The costs associated with the purchase of local exchange services, access to the long distance network, and long distance services could change significantly as deregulation of the local loop progresses, carriers other than the existing local exchange carriers are authorized to provide local exchange service and access to long distance, and the costs of long distance carriers change in response. The Company believes it will have a number of options for obtaining exchange and access services at competitive rates, however the continuing availability of alternative resources cannot be assured.

               (viii) The Company has used and will, for the forseeable future, use incumbent local exchange carriers ("ILECs") to provide inbound calling services to telephone numbers used by the Company's customers. Because local number portability (i.e., the regulatory and technical abilities of the Company and/or the Company's customers to transfer telephone numbers freely between local exchange carriers) has been delayed nationwide, the Company is dependent on the quality of such ILEC services for completing telephone calls, both local and long distance, intended for the Company's customers. Should such services prove to be of poor quality for any particular building or market in which the Company operates, the business of the Company in that building or in that market could be adversely affected in a material manner.

               (ix) The Company uses several competitive local exchange carriers to provide outbound local, point to point and local loop services, in addition to using incumbent local exchange carriers. Though the Company believes that this diversification of vendors has the potential to reduce its cost of such services, as well as provide operational redundancy, there is an element of operational risk associated with using services from new vendors.

                    (x) A search done in the process of preparing to apply for a trademark for the name of the Company revealed potential conflicts with the Company's use of the trade name "Cypress" and the Company's ability to obtain trademark protection for this name. The Company has decided that it is not in the Company's best interest to apply for a trademark in the name of Cypress Communications or to change the name of the Company at this time. Furthermore, there is a possibility that one of the firms with whom there is a potential conflict, or other companies for that matter, will demand that the Company discontinue using the name Cypress Communications. Such a demand might result in either expensive litigation and/or a change in the Company's name, which in either event, could have a material adverse effect on the Company.

               (i) Residence. The address of such Purchaser as set forth on Exhibit A attached hereto is its true and correct principal place of business or, in the case of a Purchaser that is an individual, his residence. Such Purchaser does not have any present intention of becoming a resident of any other state or jurisdiction.

     5.   Conditions Precedent To Purchasers' Obligations

     The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

               (a) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date;

               (b) concurrent with the Closing, the Company, the Purchasers and the existing stockholders of the Company shall have entered into the Stockholders Agreement in form and substance satisfactory to the parties thereto;

               (c) the Purchasers shall have received the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, in form and substance satisfactory to the Purchasers;

               (d) the Company shall have provided to Centennial Fund V, L.P. ("Centennial") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents; and

               (e) all other Purchasers shall have concurrently purchased the Shares to be purchased by them pursuant to this Agreement.

     6.   Expense Reimbursement

     The Company hereby agrees to reimburse the expenses of Centennial, Centennial Entrepreneurs Fund V, L.P., Alta-Comm S By S, LLC, Alta Communications VI, L.P., Building Communications LLC, and Tenant Communications, Inc. for their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all reasonable expenses incurred in connection with their due diligence examination of the Company, the preparation and negotiation of this Agreement, the term sheet, the Stockholders Agreement and all other documents evidencing the transactions contemplated herein (including the fees (not to exceed $18,000) and expenses of Holland & Hart LLP, counsel to Centennial, Centennial Entrepreneurs Fund V, L.P., Alta-Comm S By S, LLC, and Alta Communications VI, L.P., and the fees (not to exceed $12,000) and expenses of Goulston & Storrs, P.C., counsel to Building Communications LLC and Tenant Communications, Inc. The Company hereby agrees to reimburse such counsel for any legal expenses, if any, incurred in connection with the filing of any documents regarding the transactions contemplated by this Agreement with any governmental agencies by or on behalf of the Fund Investors or by the Company referencing such Purchasers.

     7.   Miscellaneous

          7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

          7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          7.4 Entire Agreement. This Agreement, the Exhibits and the other documents expressly delivered pursuant hereto, including the Stockholders Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          7.5 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

          7.6 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.7 Amendment and Waiver. This Agreement may be amended or modified only upon the mutual written consent of the Company and the Purchasers indicated on Exhibit A as intending to purchase, in the aggregate, a majority of the Series B Shares; provided that any such amendment or modification which adversely affects the rights under this Agreement of one or more Purchasers in a manner different from any other Purchaser shall require the consent of each Purchaser adversely affected by such amendment or modification.

          7.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at Fifteen Piedmont Center, Suite 710, Atlanta, Georgia 30305, Attn.: President, with a courtesy copy to Powell, Goldstein, Frazer & Murphy, L.L.P., 191 Peachtree Street, NE, 16/th/ Floor, Atlanta, Georgia 30303, Attention: William
M. Ragland, Jr., and James K. Wagner Jr., and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.10 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.10 being untrue.

     7.11 Future Financings. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company.

                                   * * * * *

               [The rest of this page left intentionally blank]

     In Witness Whereof, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.


                                        COMPANY:

                                        CYPRESS COMMUNICATIONS, INC.

                                        By: /s/ Mark A. Graves
                                           -----------------------------------
                                        Name: MARK A. GRAVES
                                             ---------------------------------
                                        Title: President
                                               -------------------------------


                                        PURCHASERS:

                                        CENTENNIAL FUND V, L.P.
                                        By: Centennial Holdings V, L.P.,
                                             General Partner

                                        By: /s/ Jeffrey H. Schutz
                                           -----------------------------------
                                        Name: JEFFREY H. SCHUTZ
                                             ---------------------------------
                                        Its: General Partner


                                        CENTENNIAL ENTREPRENEURS
                                        FUND, V, L.P.
                                        By: Centennial Holdings V, L.P.,
                                              General Partner

                                        By: /s/ Jeffrey H. Schutz
                                           -----------------------------------
                                        Name: JEFFREY H. SCHUTZ
                                             ---------------------------------
                                        Its: General Partner


                                        ALTA-COMM S BY S, LLC

                                        By: /s/ William P. Egan
                                           -----------------------------------
                                        Name: WILLIAM P. EGAN
                                             ---------------------------------
                                        Its: Member